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                                                                    Exhibit 10.4


[VERTICALNET LOGO]


February 19, 2002

Kevin McKay
3595 Byron Drive
Doylestown, PA 18901

Dear Kevin:

Congratulations! I am pleased to confirm your Verticalnet, Inc. Option grant and Restricted Stock Unit grant.

1. You shall be granted the option to purchase 1,750,000 Verticalnet, Inc. shares of common stock, subject to the vesting schedule set forth below and at a price per share equal to the last trade on NASDAQ on the date listed below. This Option will be granted on the terms set forth below pursuant to the Employment Agreement between you and the Company dated as of February 19, 2002 and Verticalnet, Inc.'s 2000 Equity Compensation Plan.

      Grant Date:  02/19/02
      Share Amount: 1,750,000
      Exercise Price: $0.89 per share
      Vesting Schedule: 25% of the Share Amount will vest every 6 months.

2. You are hereby granted 250,000 Restricted Stock Units equivalent to the same number of shares of common stock of Verticalnet, Inc., subject to vesting. You may exercise these at a price per unit of $0.01. These units are granted to you on the terms set forth below pursuant to the Employment Agreement between you and Verticalnet, Inc. as of February 19, 2002 and Verticalnet, Inc.'s 2000 Equity Compensation Plan, as augmented by the attached Restricted Stock Units Addendum.

      Grant Date:  02/19/02
      Number of Restricted Stock Units: 250,000
      Purchase Price of Common Stock: $0.01 per unit
      Vesting Schedule: 12.5% of the Number of Restricted Stock Units every 3 months.

Our stock plan administrator is AST Stock Plan. You will receive an e-mail from them within a month of receiving your grants. This e-mail will include instructions for accessing the AST website and activating your grant. Once you activate your grants, you will be able to view information about your grants via the web.

If you have any questions concerning this or any other information, please feel free to contact me at 215-315-3745.

Sincerely,



Mark C. Wallace
Compensation Analyst
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                         THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
                                      SECURITIES THAT HAVE BEEN REGISTERED UNDER
                                                      THE SECURITIES ACT OF 1933


                         RESTRICTED STOCK UNITS ADDENDUM

Set forth below is a description of the Restricted Stock Units granted under the Verticalnet, Inc. 2000 Equity Compensation Plan (the "Plan"). These units are not Restricted Stock Awards as described in the Plan. Rather, they are a method of tracking Restricted Stock Awards that have been deferred under the Plan through an account set up in your name. The terms of the Plan and this Addendum, to the extent not inconsistent with the Plan, will govern your Restricted Stock Units.

ELECTION FORM. In order to elect when and how your Restricted Stock Units will be converted into shares of Verticalnet, Inc. (the "Company") common stock (the "Common Stock") and distributed to you, you must complete the attached Restricted Stock Unit Election Form and return it to the Director of Human Resources. You should be aware that the elections you make on the election form are generally irrevocable except as otherwise indicated under the POSTPONEMENT OF DISTRIBUTIONS, HARDSHIP DISTRIBUTIONS, AND ACCELERATED DISTRIBUTIONS sections of this Addendum. We encourage you to read the Plan and this Addendum carefully and consult with your tax advisor before completing the attached Election Form.

DISTRIBUTIONS. On the distribution date or dates that you select (on the attached Restricted Stock Unit Election Form), the Company will distribute to you (or your beneficiary, in the event of your death) a number of shares of Common Stock equal to the number of vested Restricted Stock Units that are credited to your account in exchange for a payment, at that time, of $.01 per share of Common Stock.

POSTPONEMENT OF DISTRIBUTIONS. Although the election as to when you receive your distribution is generally irrevocable, you can elect to postpone any scheduled distribution as long as you make the election to postpone at least 13 months in advance of the scheduled distribution.

HARDSHIP DISTRIBUTIONS. If the Company's Compensation Committee determines, in its sole discretion, that you have encountered an unforeseeable hardship you may withdraw as many shares of Common Stock as necessary to alleviate your hardship by converting up to the full number of vested Restricted Stock Units that are credited to your account. For this purpose, an unforeseeable hardship is an unexpected need for cash arising from illness, casualty loss, sudden financial reversal, or another unforeseeable occurrence.

ACCELERATED DISTRIBUTIONS. If you are willing to forfeit 10% of the shares that you withdraw, then you may take a distribution at any time of a number of shares of Common Stock equal to all or a portion of the number of vested Restricted Stock Units that are credited to your account, less the number of forfeited shares.

DEATH. If you die before your Restricted Stock Units have been fully distributed, the beneficiary designated on your Restricted Stock Unit Election Form will receive a distribution of a number of shares of Common Stock equal to the remaining vested Restricted Stock Units that are credited to your account as soon as administrative practicable after your death. If your beneficiary predeceases you or if, for some reason, you have not designated a beneficiary, your Restricted Stock Units will be paid to your surviving spouse, or, if none, your estate.

CHANGE OF CONTROL. If the Company experiences a change of control (as defined in the Plan), all of your unvested Restricted Stock Units will become vested and you will receive immediately a single distribution of a number of shares of Common Stock equal to the number of Restricted Stock Units that are credited to your account.

DIVIDENDS. When the Company distributes a cash dividend on the Common Stock, it will pay to you cash in an amount equal to the dividend you would have received if your Restricted Stock Units were actual shares of the Common Stock.
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TAX TREATMENT. You will not have to recognize income for Federal income tax purposes on your Restricted Stock Units until you receive a distribution of Common Stock in satisfaction of your Restricted Stock Units. At that time, the then fair market value of the shares distributed to you will be included in your ordinary income for Federal income tax purposes. This amount will constitute your "tax basis" in those shares. Upon a subsequent sale of the shares of the Common Stock distributed to you, you will realize capital gain or loss (long-term or short-term, depending on the length of time the shares were held after distribution) in an amount equal to the difference between your tax basis in the shares and the selling price. Any cash that you receive as a result of dividends paid on the Restricted Stock Units under this Addendum will be ordinary income for Federal income tax purposes at the time that you receive it.
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                                VERTICALNET, INC.
                       RESTRICTED STOCK UNIT ELECTION FORM

1. TIME OF DISTRIBUTION

I hereby IRREVOCABLY elect to have shares of Verticalnet, Inc. Common Stock representing any vested Restricted Stock Units granted to me on ________________ commence to be distributed to me on:

[ ]   My termination from employment with Verticalnet, Inc. or its affiliates.

[ ]   ______________.  [Enter a date no sooner than December 31, 2005]

[ ] The earlier of my termination from employment with Verticalnet, Inc. or its affiliates or _________________ [Enter a date no sooner than December 31, 2005].

2. FORM OF DISTRIBUTION

I hereby IRREVOCABLY elect to have shares of Verticalnet, Inc. Common Stock representing any vested Restricted Stock Units granted to me on ________________ paid to me in the following form:

[ ]   In a single distribution at the distribution time selected above.

[ ] In substantially equal annual installments over a period of _________ years (not more than 5) with the first installment being made at the distribution time selected above and the remaining installments being made on each anniversary date thereof until payment is completed.

3. BENEFICIARY DESIGNATION

      Beneficiary to whom payment is to be made (as above specified) in the event of my death before receiving payment of all of my vested Restricted Stock
Units:


         ____________________________           ____________________________
                     Name                                 Address


      Contingent Beneficiary to whom payment is to be made (as above specified) in the event of my death before receiving payment of all of my vested Restricted Stock Units if the Beneficiary listed above dies before shares representing all of my vested Restricted Stock Units are distributed.


         ____________________________           ____________________________
                     Name                                 Address


      This election supersedes any prior election I have made under the Plan.
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4. EMPLOYEE SIGNATURE

By signing this Election Form, you accept the Restricted Stock Units described in the attached materials and agree to be bound by the terms and administrative provisions as set forth in the attached materials and the Verticalnet, Inc. 2000 Equity Compensation Plan (the "Plan"), and you further agree that all the decisions and determinations of the Committee (as defined in the Plan) shall be final and binding.

________________________________________               Date:____________________
Kevin McKay


________________________________________________________________________________
EMPLOYER USE ONLY

Receipt Acknowledged by:  ______________

Title:__________________________________               Date:____________________